Exhibit 10.1

UNIT PURCHASE AGREEMENT

BY AND AMONG

LEGACY RESERVES LP,

LEGACY RESERVES GP, LLC

AND

THE PURCHASERS

TABLE OF CONTENTS

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-ii-

SCHEDULES AND EXHIBITS

Exhibit A	Form of Registration Rights Agreement
Exhibit B	Form of Legal Opinion
Exhibit C	Form of Partnership Officer’s Certificate
Exhibit D	Form of Purchasers’ Officer’s Certificate

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UNIT PURCHASE AGREEMENT

UNIT PURCHASE AGREEMENT, dated effective as of November 7, 2007 (this “Agreement”), by and among Legacy Reserves LP, a Delaware limited partnership (the “Partnership”), each of the Purchasers listed in the signature pages attached hereto (each referred to herein as a “Purchaser” and collectively, the “Purchasers”), and, solely for purposes of Section 8.14 of this Agreement, Legacy Reserves GP, LLC, a Delaware limited liability company (the “General Partner”).

WHEREAS, the Partnership desires to repay the outstanding indebtedness under the Partnership’s revolving credit facility, evidenced in the Credit Agreement dated March 15, 2006, as amended and restated and desires to finance future acquisitions;

WHEREAS, the Partnership desires to sell Restricted Units to each of the Purchasers in a private placement exempt from the registration requirements of the Securities Act, and the Purchasers desire to purchase such Restricted Units from the Partnership, each in accordance with the provisions of this Agreement; and

WHEREAS, the Partnership has agreed to provide Purchasers with certain registration rights with respect to the Purchased Restricted Units acquired pursuant to this Agreement;

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Partnership and each of the Purchasers, severally and not jointly, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01                                Definitions.  As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

“Action” against a Person means any lawsuit, action, proceeding, investigation or complaint before any Governmental Authority, mediator or arbitrator.

“Affiliate” means, with respect to a specified Person, any other Person, whether now in existence or hereafter created, directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control” (including, with correlative meanings, “controlling,” “controlled by,” and “under common control with”) means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” shall have the meaning specified in the introductory paragraph.

“Basic Documents” means, collectively, this Agreement, the Registration Rights Agreement and any and all other agreements or instruments executed and delivered by the Parties on the date hereof or the Closing Date relating to the issuance and sale of the Restricted Units, or any amendments, supplements, continuations or modifications thereto.

“Business Day” means any day other than a Saturday, Sunday, or a legal holiday for commercial banks in New York, New York.

“Closing” shall have the meaning specified in Section 2.02.

“Closing Date” shall have the meaning specified in Section 2.02.

“Commission” means the United States Securities and Exchange Commission.

“Commitment Purchase Amount” means with respect to each Purchaser, the dollar amount set forth opposite each Purchaser’s name under the heading “Commitment Purchase Amount.”

“Delaware LP Act” means the Delaware Revised Uniform Limited Partnership Act.

 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time.

“General Partner” has the meaning specified in the recitals of this Agreement.

“Governmental Authority” shall include the country, state, county, city and political subdivisions in which any Person or such Person’s Property is located or which exercises valid jurisdiction over any such Person or such Person’s Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them and any monetary authorities that exercise valid jurisdiction over any such Person or such Person’s Property. Unless otherwise specified, all references to Governmental Authority herein shall mean a Governmental Authority having jurisdiction over, where applicable, the Partnership, its Subsidiaries or any of their Property or any of the Purchasers.

“Indemnified Party” shall have the meaning specified in Section 7.03.

“Indemnifying Party” shall have the meaning specified in Section 7.03.

“Law” means any federal, state, local or foreign order, writ, injunction, judgment, settlement, award, decree, statute, law, rule or regulation.

“Legacy LTIP” means the Legacy Reserves LP Long-Term Incentive Plan, as amended and restated.

“Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes.  For the purpose of this Agreement, a Person shall be deemed to be the owner of any Property that it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

“Lock-Up Date” means 90 days from the Closing Date.

“Knowledge of the Partnership” means to the actual knowledge of Cary D. Brown, Steven H. Pruett, Kyle, A McGraw, Paul T. Horne and William M. Morris, as Chairman or executive officers of the General Partner.

“NASDAQ Global Select Market” means the National Association of Securities Dealers Automated Quotation System.

“Participating Unit” shall have the meaning specified in Section 4.04.

“Partnership” shall have the meaning specified in the introductory paragraph.

“Partnership Agreement” means the Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of March 15, 2006.

“Partnership Material Adverse Effect” means any material and adverse effect on (i) the assets, liabilities, financial condition, business, operations, prospects or affairs of the Partnership and its Subsidiaries, taken as a whole, measured against those assets, liabilities, financial condition, business, operations, prospects or affairs reflected in the SEC Documents filed with the Commission prior to the date hereof or from the facts represented or warranted by the Partnership in any Basic Document, (ii) the ability of the Partnership to meet its obligations under the Basic Documents, or (iii) the ability of the Partnership to consummate the transactions under any Basic Document on a timely basis.  Notwithstanding the foregoing, a “Partnership Material Adverse Effect” shall not include any effect resulting or arising from: (a) any change in general economic conditions in the industries or markets in which the Partnership or its Subsidiaries operate that do not have a disproportionate impact on the Partnership or its Subsidiaries; (b) the outbreak or escalation of national or international political, diplomatic or military conditions, including any engagement in hostilities, whether or not pursuant to a declaration of war, or the occurrence of any military or terrorist attack; or (c) changes in GAAP or other accounting principles.

“Partnership Related Parties” shall have the meaning specified in Section 7.02.

“Partnership Securities” means any class or series of equity interest in the Partnership (but excluding any options, rights, warrants and appreciation rights to an equity interest in the Partnership), including without limitation Units.

“Party” or “Parties” means the Partnership and the Purchasers party to this Agreement, individually or collectively, as the case may be.

“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

“Placement Agent” shall have the meaning specified in Section 3.12.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Purchaser” and “Purchasers” shall have the meaning specified in the introductory paragraph.

“Purchaser Material Adverse Effect” means, with respect to a particular Purchaser, any material and adverse effect on (a) the ability of a Purchaser to meet its obligations under the Basic Documents or (b) the ability of a Purchaser to consummate the transactions under any Basic Document on a timely basis.

“Purchaser Related Parties” shall have the meaning specified in Section 7.01.

“Registration Rights Agreement” means the Registration Rights Agreement, substantially in the form attached to this Agreement as Exhibit A, to be entered into at the Closing, among the Partnership and the Purchasers.

“Representatives” of any Person means the Affiliates, control persons, officers, directors, employees, agents, counsel, investment bankers and other representatives of such Person.

“Restricted Units” means the Units to be issued and sold to the Purchasers pursuant to this Agreement.

“SEC Documents” shall have the meaning specified in Section 3.03.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Short Sale” means, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and forward sale contracts, options, puts, calls, short sales, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements, and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

“Subsidiary” means, as to any Person, any corporation or other entity of which (i) such Person or a Subsidiary of such Person is a general partner or managing member, (ii) at least a majority of the outstanding equity interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or similar governing body of such corporation or other entity is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries or (iii) any corporation or other entity as to which such Person consolidates for accounting purposes.

“Taxes” means any tax, charge, levy, penalty or other assessment imposed by any U.S. federal, state, local or foreign taxing authority, including any excise, property, income, sales, transfer, franchise, payroll, withholding, social security or other tax, including any interest, penalties or additions attributable thereto.

“Tax Return” means any return, report, information return, declaration, claim for refund or other document (including any related or supporting information) supplied or required to be supplied with respect to any Taxes and including any supplement or amendment thereof.

“Unit” means a unit of the Partnership representing limited partnership interests therein.

“Unit Purchase Price” shall have the meaning specified in Section 2.01(c).

“Unitholders” means the Unitholders of the Partnership (within the meaning of the Partnership Agreement).

“8-K Filing” shall have the meaning specified in Section 5.10.

Section 1.02                                Accounting Procedures and Interpretation.  Unless otherwise specified in this Agreement, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters under this Agreement shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Purchasers under this Agreement shall be prepared, in accordance with GAAP applied on a consistent basis during the periods involved (except, in the case of unaudited statements, as permitted by Form 10-Q promulgated by the Commission) and in compliance as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto.

ARTICLE II

SALE AND PURCHASE

Section 2.01                                Sale and Purchase.

(a)           Sale and Purchase.  Subject to the terms and conditions of this Agreement, at the Closing, the Partnership hereby agrees to issue and sell to each Purchaser, and each Purchaser hereby agrees, severally and not jointly, to purchase from the Partnership, the number of Restricted Units determined pursuant to paragraph (b) below of this Section 2.01, and each Purchaser agrees to pay the Partnership the Unit Purchase Price for each Restricted Unit, in each case, as set forth in paragraph (c) below of this Section 2.01. The obligation of each Purchaser under this Agreement is independent of the obligation of each other Purchaser, and the failure or waiver of performance with respect to any Purchaser does not excuse performance by any other Purchaser.

(b)           Units.  The number of Restricted Units to be issued and sold to each Purchaser shall be the number of Restricted Units listed under the name of such Purchaser on the attached signature pages.

(c)           Consideration.  The amount per Restricted Unit each Purchaser will pay to the Partnership to purchase the Restricted Units (the “Unit Purchase Price”) shall be $20.50.

Section 2.02                                Closing.  Subject to the terms and conditions of this Agreement, the execution and delivery of the Basic Documents (other than this Agreement), delivery of certificates representing the Restricted Units and execution and delivery of all other instruments, agreements, and other documents required (which certificates representing the Restricted Units may be delivered within seven (7) Business Days of the Closing Date) by this Agreement (the “Closing”) shall take place on November 8, 2007, or such other date as shall be agreeable to the Parties (the “Closing Date”).  The Closing shall take place at the offices of Andrews Kurth LLP, 600 Travis, Suite 4200, Houston, Texas 77002.  At the Closing, subject to the terms and conditions of this Agreement, each of the Partnership and the Purchasers shall deliver, or cause to be delivered, the items set forth in Article VI.

Section 2.03                                Independent Nature of Purchasers’ Obligations and Rights.  The respective obligations of each Purchaser under any Basic Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Basic Document.  The failure or waiver of performance under any Basic Document by any Purchaser, or on its behalf, does not excuse performance by any other Purchaser.  Nothing contained herein or in any other Basic Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group for purposes of Section 13(d) of the Exchange Act with respect to such obligations or the transactions contemplated by any Basic Document.  Each Purchaser shall be entitled to independently protect and enforce its rights, including the rights arising out of this Agreement or out of the other Basic Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIP

The Partnership represents and warrants to the Purchasers, on and as of the date of this Agreement and on and as of the Closing Date, as follows:

Section 3.01                                Existence of the Partnership and its Subsidiaries.

(a)           The Partnership: (i) is a limited partnership duly formed, validly existing and in good standing under the Laws of the State of Delaware; (ii) has all requisite limited partnership power and authority, and has all governmental licenses, authorizations, consents and approvals, necessary to own, lease, use and operate its Properties and carry on its business as its business is now being conducted as described in the SEC Documents, except where the failure to obtain such licenses, authorizations, consents and approvals would not reasonably be expected to have a Partnership Material Adverse Effect; and (iii) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualifications necessary, except where failure so to qualify would not reasonably be expected to have a Partnership Material Adverse Effect.  The Partnership is not in violation of its certificate of limited partnership or the Partnership Agreement.

(b)           The General Partner has been duly formed and is validly existing and in good standing under the laws of the State of Delaware and has all requisite limited liability company power and authority, and has all governmental licenses, authorizations, consents and approvals necessary, to own, lease, use or operate its Properties and carry on its business as now being conducted and as described in the SEC Documents, except where the failure to obtain such licenses, authorizations, consents and approvals would not be reasonably likely to have a Partnership Material Adverse Effect.

Section 3.02                                Restricted Units, Capitalization and Valid Issuance.

(a)           The Restricted Units shall have those rights, preferences, privileges and restrictions governing the Units as set forth in the Partnership Agreement.  A true and correct copy of the Partnership Agreement has been filed by the Partnership with the Commission.

(b)           As of the date of this Agreement, the issued and outstanding limited partner interests of the Partnership consist of 26,066,596 Units and the only issued and outstanding general partner interest is the General Partner’s approximate 0.01% general partner interest.  All of the outstanding Units have been duly authorized and validly issued in accordance with applicable Law under the Delaware LP Act and the Partnership Agreement and are fully paid (to the extent required under applicable Law and the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(c)           Other than the Legacy LTIP, the Partnership has no equity compensation plans that contemplate the issuance of Units (or securities convertible into or exchangeable for Units).  No indebtedness having the right to vote (or convertible into or exchangeable for securities having the right to vote) on any matters on which the Unitholders may vote is issued or outstanding.  Except (i) as have been granted pursuant to Legacy LTIP, (ii) as contemplated by this Agreement or (iii) as are contained in the Partnership Agreement, there are no outstanding or authorized (A) options, warrants, preemptive rights, subscriptions, calls, convertible or exchangeable securities or other rights, agreements, claims or commitments of any character obligating the Partnership or any of its Subsidiaries to issue, transfer or sell any limited partner interests or other equity interests in, the Partnership or securities convertible into or exchangeable for such limited partner interests or other equity interests, (B) obligations of the Partnership to repurchase, redeem or otherwise acquire any limited partner interests or other equity interests of the Partnership or any of its Subsidiaries or any such securities or agreements listed in clause (A) of this sentence or (C) voting trusts or similar agreements to which the Partnership or any of its Subsidiaries is a party with respect to the voting of the equity interests of the Partnership.  Neither the execution of this Agreement nor the issuance of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any securities of the Partnership, other than pursuant to the Registration Rights Agreement.

(d)           The offer and sale of the Restricted Units and the limited partner interests represented thereby have been duly authorized by the Partnership pursuant to the Partnership Agreement and, when issued and delivered to the Purchasers against payment therefore in accordance with the terms of this Agreement, will be validly issued, fully paid (to the extent required by applicable Law and the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act) and will be free of any and all Liens and restrictions on transfer, other than restrictions on transfer under the Partnership Agreement and under applicable state and federal securities Laws and other than such Liens as are created by the Purchasers.

(e)           The Restricted Units will be issued in compliance with all applicable rules of the NASDAQ Global Select Market.  Prior to the Closing Date, the Partnership will submit to the NASDAQ Global Select Market a Notification Form: Listing of Additional Units with respect to the Restricted Units.  The Partnership’s currently outstanding Units are quoted on the NASDAQ Global Select Market and the Partnership has not received any notice of delisting.

(f)           None of the execution of this Agreement, the offering or sale of the Restricted Units or the registration of the Units pursuant to the Registration Rights Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership other than pursuant to the Registration Rights Agreement and those rights granted to the General Partner or any of its Affiliates (as such term is defined in the Partnership Agreement) under Section 4.5.

Section 3.03                                SEC Documents.  The Partnership has filed with the Commission all reports, schedules and statements required to be filed by it under the Exchange Act since the consummation of its initial public offering (all such documents filed on or prior to the date of this Agreement, but specifically excluding any documents “furnished,” collectively, the “SEC Documents”).  The SEC Documents, including any Partnership audited or unaudited financial statements and any notes thereto or schedules included therein, at the time filed (except to the extent corrected by a subsequently filed SEC Document filed prior to the date of this Agreement) (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) complied as to form in all material respects with applicable requirements of the Exchange Act and the applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, (iii) were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission) and (iv) fairly present (subject in the case of unaudited statements to normal, recurring and year-end audit adjustments) in all material respects the consolidated financial position of the Partnership as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended.  BDO Seidman, LLP is an independent registered public accounting firm with respect to the Partnership and has not resigned or been dismissed as an independent registered public accountant of the Partnership as a result of or in connection with any disagreement with the Partnership on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures.

Section 3.04                                No Material Adverse Change.  Except as set forth in or contemplated by the SEC Documents filed with the Commission since December 31, 2006, the Partnership and its Subsidiaries have conducted their business in the ordinary course, consistent with past practice, and there has been no (i) change that has had or would reasonably be expected to have a Partnership Material Adverse Effect, (ii) acquisition or disposition of any material asset by the Partnership or any of its Subsidiaries or any contract or arrangement therefore, otherwise than for fair value in the ordinary course of business, (iii) material change in the Partnership’s accounting principles, practices or methods or (iv) incurrence of material indebtedness.

Section 3.05                                Litigation.  Except as set forth in the SEC Documents, there is no Action pending or, to the knowledge of the Partnership, contemplated or threatened against the Partnership or any of its Subsidiaries or any of their respective officers (in their capacity as such), directors (in their capacity as such) or Properties, (a) which (individually or in the aggregate) reasonably would be expected to have a Partnership Material Adverse Effect or which challenges the validity of any of the Basic Documents or the right of the Partnership to enter into any of the Basic Documents or to consummate the transactions contemplated hereby and thereby or (b) which would reasonably be expected to adversely affect or restrict the Partnership’s ability to consummate the transactions contemplated by the Basic Documents.

Section 3.06                                No Breach.  The execution, delivery and performance by the Partnership of the Basic Documents to which it is a party and all other agreements and instruments to be executed and delivered by the Partnership pursuant hereto or thereto or in connection herewith and therewith, and compliance by the Partnership with the terms and provisions hereof and thereof, do not and will not (a) violate any provision of any Law, governmental permit, determination or award having applicability to the Partnership or any of its Subsidiaries or any of their respective Properties, (b) conflict with or result in a violation of any provision of the organizational documents of the Partnership or any of its Subsidiaries, (c) require any consent, approval or notice under or result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any note, bond, mortgage, license, loan or credit agreement or other instrument, obligation or agreement to which the Partnership or any of its Subsidiaries is a party or by which the Partnership or any of its Subsidiaries or any of their respective Properties may be bound or (d) result in or require the creation or imposition of any Lien upon or with respect to any of the Properties now owned or hereafter acquired by the Partnership or any of its Subsidiaries, except in the cases of clauses (a), (c) and (d) where such violation, default, breach, termination, cancellation, failure to receive consent or approval, or acceleration with respect to the foregoing provisions of this Section 3.06 would not, individually or in the aggregate, reasonably be expected to have a Partnership Material Adverse Effect.

Section 3.07                                Authority.  The Partnership has all necessary limited partnership power and authority to execute, deliver and perform its obligations under the Basic Documents to which it is a party and to consummate the transactions contemplated thereby; the execution, delivery and performance by the Partnership of the Basic Documents to which it is a party, and the consummation of the transactions contemplated thereby, have been duly authorized by all necessary action on its part; and the Basic Documents will constitute the legal, valid and binding obligations of Partnership, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer and similar Laws affecting creditors’ rights generally or by general principles of equity, including principles of commercial reasonableness, fair dealing and good faith.  No approval from the holders of outstanding Units is required under the Partnership Agreement or the rules of the NASDAQ Global Select Market in connection with the Partnership’s issuance and sale of the Restricted Units to the Purchasers.

Section 3.08                                Approvals.  Except as required by the Commission in connection with the Partnership’s obligations under the Registration Rights Agreement, no authorization, consent, approval, waiver, license, qualification or written exemption from, nor any filing, declaration, qualification or registration with, any Governmental Authority or any other Person is required in connection with the execution, delivery or performance by the Partnership of any of the Basic Documents to which it is a party or the Partnership’s issuance and sale of the Restricted Units, except (i) as may be required under the state securities or “Blue Sky” Laws, or (ii) where the failure to receive such authorization, consent, approval, waiver, license, qualification or written exemption or to make such filing, declaration, qualification or registration would not, individually or in the aggregate, reasonably be expected to have a Partnership Material Adverse Effect.

Section 3.09                                MLP Status.  The Partnership has, for each taxable year beginning on or after the closing of its respective initial public offering, met the gross income requirements of Section 7704(c)(2) of the Internal Revenue Code of 1986, as amended.

Section 3.10                                Investment Company Status.  The Partnership is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 3.11                                Valid Private Placement.  Assuming the accuracy of the representations and warranties of the Purchasers contained in this Agreement, the sale and issuance of the Restricted Units pursuant to this Agreement is exempt from the registration requirements of the Securities Act, and neither the Partnership nor, to the knowledge of the Partnership, any authorized Representative acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemption.

Section 3.12                                Certain Fees.  Other than fees payable to RBC Capital Markets (the “Placement Agent”) for its service as placement agent, no fees or commissions are or will be payable by the Partnership to brokers, finders, or investment bankers with respect to the sale of any of the Restricted Units or the consummation of the transactions contemplated by this Agreement.  The Purchasers shall not be liable for any such fees or commissions.

Section 3.13                                No Side Agreements.  Except for the confidentiality agreements described in Section 8.06, the Registration Rights Agreement and the engagement letter with the Placement Agent, there are no other agreements by, among or between the Partnership or its Affiliates, on the one hand, and any of the Purchasers or their Affiliates, on the other hand, with respect to the transactions contemplated hereby nor promises or inducements for future transactions between or among any of such parties.

Section 3.14                                Form S-3 Eligibility.  In January 2008, the Partnership is expected to be eligible to register the Restricted Units for resale by the Purchasers on a registration statement on Form S-3 under the Securities Act.

Section 3.15                                Taxes.  The Partnership has filed all Tax Returns required to be filed.  To the Knowledge of the Partnership, such Tax Returns are true, correct and complete in all material respects.  The Partnership has paid in full all Taxes shown to be due on such Tax Returns.  The Partnership has not received any written notice of deficiency or assessment from any taxing authority with respect to liabilities for any material Taxes, which have not been fully paid or finally settled, unless being contested in good faith through appropriate proceedings and for which adequate reserves are presented in the Partnership’s financial statements included in the SEC Documents.

Section 3.16                                Acknowledgment Regarding Purchase of Restricted Units.  The Partnership acknowledges and agrees that (i) each of the Purchasers is participating in the transactions contemplated by this Agreement and the other Basic Documents at the Partnership’s request and the Partnership has concluded that such participation is in the Partnership’s best interest and is consistent with the Partnership’s objectives and (ii) each of the Purchasers is acting solely in the capacity of an arm’s length purchaser.  The Partnership further acknowledges that no Purchaser is acting or has acted as an advisor, agent or fiduciary of the Partnership (or in any similar capacity) with respect to this Agreement or the other Basic Documents and any advice given by any Purchaser or any of its respective Representatives in connection with this Agreement or the other Basic Documents is merely incidental to the Purchasers’ purchase of the Restricted Units.  The Partnership further represents to each Purchaser that the Partnership’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Partnership and its Representatives.

Section 3.17                                Compliance with Laws.  Neither the Partnership nor any of its Subsidiaries is in violation of any Law applicable to the Partnership or its Subsidiaries, except as would not, individually or in the aggregate, have a Partnership Material Adverse Effect.  The Partnership and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Partnership Material Adverse Effect, and neither the Partnership nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit, except where such potential revocation or modification would not have, individually or in the aggregate, a Partnership Material Adverse Effect.

Section 3.18                                Insurance.  The Partnership and the General Partner are insured against such losses and risks and in such amounts as the Partnership believes in its sole discretion to be prudent for its businesses.  The Partnership does not have any reason to believe that it or the General Partner will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

Section 3.19                                No Integrated Offering.  Neither the Partnership, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Units to be integrated with prior offerings by the Partnership for purposes of the Securities Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the trading market on which the Units are currently listed or quoted.

Section 3.20                                Registration Rights   Neither the execution of this Agreement or the issuance of the Purchased Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any securities of the Partnership, other than pursuant to the Registration Rights Agreement.

Section 3.21                                Record Date; Distributions   The board of directors of the General Partner approved a cash distribution attributable to the third quarter of 2007, payable on November 14, 2007 to Unitholders of record at the close of business on October 31, 2007, therefore no Purchaser will be entitled to any distribution or other dividend from the Partnership attributable to the third quarter of 2007 with respect to the Restricted Units.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF EACH PURCHASER

Each Purchaser, severally and not jointly, represents and warrants to the Partnership with respect to itself, on and as of the date of this Agreement and on and as of the Closing Date, as follows:

Section 4.01                                Valid Existence.  Such Purchaser (a) is duly incorporated or formed, validly existing and in good standing under the Laws of its respective jurisdiction of incorporation or formation, and (b) has all requisite power and authority, and has all material governmental licenses, authorizations, consents and approvals necessary to own its Properties and carry on its business as its business is now being conducted, except where the failure to obtain such licenses, authorizations, consents and approvals would not reasonably be expected to have a Purchaser Material Adverse Effect.  Each such Purchaser is not in default in the performance, observance or fulfillment of any provision of its organizational documents, except where such default would not have or would not reasonably be likely to have a Purchaser Material Adverse Effect.

Section 4.02                                No Breach.  The execution, delivery and performance by such Purchaser of the Basic Documents to which it is a party and all other agreements and instruments to be executed and delivered by such Purchaser pursuant hereto or thereto or in connection herewith or therewith, compliance by such Purchaser with the terms and provisions hereof and thereof, and the purchase of the Restricted Units by such Purchaser do not and will not (a) violate any provision of any Law, governmental permit, determination or award having applicability to such Purchaser or any of its Properties, (b) conflict with or result in a violation of any provision of the organizational documents of such Purchaser or (c) require any consent (other than standard internal consents), approval or notice under or result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any note, bond, mortgage, license, loan or credit agreement or other instrument or agreement to which such Purchaser is a party or by which such Purchaser or any of its Properties may be bound, except in the case of clauses (a) and (c), where such violation, default, breach, termination, cancellation, failure to receive consent or approval, or acceleration with respect to the foregoing provisions of this Section 4.02 would not, individually or in the aggregate, reasonably be expected to have a Purchaser Material Adverse Effect.

Section 4.03                                Authority.  The Purchaser has all necessary corporate, limited liability company or partnership power and authority to execute, deliver and perform its obligations under the Basic Documents to which it is a party and to consummate the transactions contemplated thereby; the execution, delivery and performance by the Purchaser of the Basic Documents to which it is a party, and the consummation of the transactions contemplated thereby, have been duly authorized by all necessary action on its part; and the Basic Documents will constitute the legal, valid and binding obligations of Purchaser, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer and similar Laws affecting creditors’ rights generally or by general principles of equity, including principles of commercial reasonableness, fair dealing and good faith.

Section 4.04                                Investment.  The Restricted Units are being acquired for such Purchaser’s own account, or the accounts of clients for whom such Purchaser exercises discretionary investment authority (all of whom the Purchaser hereby represents and warrants are “accredited investors” within the meaning of Rule 501(a) of Regulation D or “qualified institutional buyer” within the meaning of Rule 144A promulgated by the Commission pursuant to the Securities Act), not as a nominee or agent, and with no present intention of distributing the Restricted Units or any part thereof, and that such Purchaser has no present intention of selling or granting any participation in or otherwise distributing the same in any transaction in violation of the securities Laws of the United States of America or any state, without prejudice, however, to such Purchaser’s right at all times (subject to such Purchaser’s agreement contained in Section 5.02) to sell or otherwise dispose of all or any part of the Restricted Units under a registration statement under the Securities Act and applicable state securities Laws or under an exemption from such registration available thereunder (including, without limitation, if available, Rule 144 promulgated thereunder).  If such Purchaser should in the future decide to dispose of any of the Restricted Units, such Purchaser understands and agrees (a) that it may do so only (i) in compliance with the Securities Act and applicable state securities law, as then in effect, or pursuant to an exemption therefrom (including Rule 144 under the Securities Act) or (ii) in the manner contemplated by any registration statement pursuant to which such securities are being offered, and (b) that stop-transfer instructions to that effect will be in effect with respect to such securities.  Notwithstanding the foregoing, any Purchaser may at any time enter into one or more total return swaps with respect to such Purchaser’s Restricted Units with a third party or transfer Restricted Units to an Affiliate of such Purchaser provided that any such transaction is exempt from registration under the Securities Act; provided, however, that the restrictions in this Section 4.04 shall not apply, in the case of a Purchaser that is a large multi-unit investment or commercial banking organization, to activities in the normal course of trading of units of such Purchaser other than those of the unit participating in this transaction (the “Participating Unit”), so long as such other units are not acting on behalf of the Participating Unit and have not been provided with confidential information regarding the Partnership by the Participating Unit.

Section 4.05                                Nature of Purchaser.  Such Purchaser represents and warrants to, and covenants and agrees with, the Partnership that, (a) it is an “accredited investor” within the meaning of Rule 501(a) of Regulation D or a “qualified institutional buyer” under Rule 144A as promulgated by the Commission pursuant to the Securities Act and (b) by reason of its business and financial experience it has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Restricted Units, is able to bear the economic risk of such investment and, at the present time, would be able to afford a complete loss of such investment.

Section 4.06                                Receipt of Information; Authorization.  Such Purchaser acknowledges that it (a) has access to the SEC Documents with the Commission and (b) has been provided a reasonable opportunity to ask questions of and receive answers from Representatives of the Partnership regarding such matters.

Section 4.07                                Restricted Securities.  Such Purchaser understands that the Restricted Units it is purchasing are characterized as “restricted securities” under the federal securities Laws inasmuch as they are being acquired from the Partnership in a transaction not involving a public offering and that under such Laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.  In this connection, such Purchaser represents that it is knowledgeable with respect to Rule 144 of the Commission promulgated under the Securities Act.

Section 4.08                                Certain Fees.  No fees or commissions will be payable by such Purchaser to brokers, finders, or investment bankers with respect to the sale of any of the Restricted Units or the consummation of the transactions contemplated by this Agreement.

Section 4.09                                Legend.  It is understood that the certificates evidencing the Restricted Units will bear the following legend:

“These securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state or other jurisdiction.  These securities may not be sold, offered for sale, pledged or hypothecated except pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration thereunder, in each case in accordance with all applicable securities laws of the states or other jurisdictions, and in the case of a transaction exempt from registration, such securities may only be transferred if the transfer agent for such securities has received documentation satisfactory to it that such transaction does not require registration under the Securities Act.”

Section 4.10                                No Substantial Security Holders.  Such Purchaser represents and warrants to, and covenants and agrees with, the Partnership that, on the date hereof and as of the date of Closing (before giving effect to the purchase of Restricted Units pursuant to this Agreement), such Purchaser and its Affiliates (a) hold beneficial ownership of less than five percent of the Units of the Partnership outstanding on the date hereof and (b) hold beneficial ownership of less than five percent of the outstanding voting power of the Partnership.

Section 4.11                                No Side Agreements.  There are no other agreements by, among or between such Purchaser and any of its Affiliates, on the one hand, and other of the other Purchasers or their Affiliates, on the other hand, with respect to the transactions contemplated hereby nor promises or inducements for future transactions between or among any of such parties.

Section 4.12                                Short Selling.  Such Purchaser has not engaged in any Short Sales involving Units owned by it between the time it first began discussions with the Partnership or the Placement Agent about the transaction contemplated by this Agreement and the date hereof (it being understood that the entering into of a total return swap should not be considered a short sale) provided, however, this Section 4.12 shall not apply, in the case of a Purchaser that is a large multi-unit investment or commercial banking organization, to activities in the normal course of trading units of such Purchaser other than the Participating Unit so long as such other units are not acting on behalf of the Participating Unit and have not been provided with confidential information regarding the Partnership by the Participating Unit.

ARTICLE V

COVENANTS

Section 5.01                                Issuer Lock-Up/Subsequent Issuances of Units.  Without the written consent of the holders of two-thirds of the Restricted Units, from the signing date of the Agreement until the date that the Registration Statement covering the Restricted Units has become effective, the Partnership shall not grant, issue or sell any Units or other equity or voting securities of the Partnership or any securities convertible thereinto or exchangeable therefor, or take any other action that may result in the issuance of any of the foregoing, other than (i) the issuance of options or Units under the Legacy LTIP, or the issuance of Units upon the exercise of awards issued under the Legacy LTIP and (ii) the issuance or sale of Units at a price no less than 110% of the Unit Purchase Price (including, and not net of, any underwriting discounts and commissions or placement fees).  Notwithstanding the foregoing, the Partnership shall not sell, offer for sale or solicit offers to buy any security (as defined in the Securities Act) that would be integrated with the sale of the Restricted Units in a manner that would require the registration under the Securities Act of the sale of the Restricted Units to the Purchasers.

Section 5.02                                Purchaser Lock-Ups.  Without the prior written consent of the Partnership, each Purchaser agrees that neither such Purchaser nor any of its Affiliates will offer, sell, pledge or otherwise transfer or dispose of any of its Restricted Units prior to the Lock-Up Date; provided, however, that any Purchaser may, (i) subject Section 8.04(c), enter into one or more total return swaps or similar transactions at any time with respect to the Restricted Units purchased by such Purchaser provided that such transaction is exempt from registration under the Securities Act and (ii) transfer its Restricted Units to an Affiliate of such Purchaser or to any other Purchaser or an Affiliate of such other Purchaser, provided that any such Affiliate transferee agrees to the restrictions set forth in this Section 5.02; provided, further, this Section 5.02 shall not apply, in the case of a Purchaser that is a large multi-unit investment or commercial banking organization, to activities in the normal course of trading units of such Purchaser other than the Participating Unit, so long as such other units are not acting on behalf of the Participating Unit and have not been provided with confidential information regarding the Partnership by the Participating Unit.  Furthermore, without the prior written consent of the Partnership, no Purchaser may sell any Units of the Partnership for a period of two (2) trading days following the date of the earnings release with respect to the third quarter of 2007.

Section 5.03                                Taking of Necessary Action.  Each of the Parties hereto shall use its commercially reasonable efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable Law and regulations to consummate and make effective the transactions contemplated by this Agreement.  Without limiting the foregoing, the Partnership and each Purchaser shall use its commercially reasonable efforts to make all filings and obtain all consents of Governmental Authorities that may be necessary or, in the reasonable opinion of the other Parties, as the case may be, advisable for the consummation of the transactions contemplated by the Basic Documents.

Section 5.04                                Disclosure; Public Filings.  The Partnership may, without prior written consent or notice, (i) file this Agreement as an exhibit to an Exchange Act report and (ii) disclose information with respect to any Purchaser solely to the extent required by applicable Law or the rules and regulations of the Commission or any regulatory agency, the NASDAQ Global Select Market or other exchange on which securities of the Partnership are listed or traded.

Section 5.05                                Other Actions.  The Partnership shall file prior to the Closing a supplemental listing application with the NASDAQ Global Select Market to list the Restricted Units.

Section 5.06                                Use of Proceeds.  The Partnership will use the collective proceeds from the sale of the Restricted Units to repay the outstanding indebtedness under the Partnership’s revolving credit facility and to fund future acquisitions.

Section 5.07                                Partnership Fees.  The Partnership agrees that it will indemnify and hold harmless each of the Purchasers from and against any and all claims, demands, or liabilities for broker’s, finder’s, placement, or other similar fees or commissions incurred by the Partnership or alleged to have been incurred by the Partnership in connection with the sale of Restricted Units or the consummation of the transactions contemplated by this Agreement.

Section 5.08                                Purchaser Fees.  Each Purchaser agrees, severally and not jointly with the other Purchasers, that it will indemnify and hold harmless the Partnership from and against any and all claims, demands, or liabilities for broker’s, finder’s, placement, or other similar fees or commissions incurred by such Purchaser or alleged to have been incurred by such Purchaser in connection with the purchase of Restricted Units or the consummation of the transactions contemplated by this Agreement.

Section 5.09                                Certain Special Allocations of Book and Taxable Income. To the extent that the Unit Purchase Price is less than the trading price of the Units on the NASDAQ Global Select Market as of the Closing Date, the General Partner intends to specially allocate items of book and taxable income to the Purchasers so that their capital accounts in their Restricted Units are consistent, on a per-Unit basis, with the capital accounts of the other holders of Units (and thus to assure fungibility of all Units).  Such special allocation will not occur until the earlier to occur of any taxable period of the Partnership ending upon, or after, (a) a book-up event or book-down event in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f) or a sale of all or substantially all of the assets of the Partnership occurring after the date of the issuance of the Restricted Units, (b) the transfer of the Restricted Units to a Person that is not an Affiliate of the Purchaser, in which case, such allocation shall be made only with respect to the Restricted Units so transferred, or (c) the General Partner’s receipt of written notice from a holder of the holder’s election to trigger such allocation and true up the capital accounts (the “Capital Account True-Up Election”) with respect to such holder’s Restricted Units.  A Purchaser holding a Restricted Unit shall be required to provide notice to the General Partner of the Partnership of a transfer of a Restricted Unit to a Person who is not an Affiliate of the Purchaser no later than the last Business Day of the calendar year during which such transfer occurred, unless by virtue of clause (a) or (b) above, the general partner of the Partnership has determined that the Units are consistent, on a per-Unit basis, with the capital accounts of the other holders of Units.  However, the sole and exclusive remedy for any holder’s failure to provide any such notice shall be the enforcement of the remedy of specific performance against such holder and there will be no monetary damages.

Section 5.10                                Non-Disclosure; Interim Public Filings.  The Partnership shall, on or before 8:30 a.m., New York time, on the first Business Day following execution of this Agreement, issue a press release acceptable to the Purchasers disclosing all material terms of the transactions contemplated hereby.  Before 8:30 a.m., New York time, on the first Business Day following the Closing Date, the Partnership shall file a Current Report on Form 8-K with the Commission (the “8-K Filing”) describing the terms of the transactions contemplated by this Agreement and the other Basic Documents and including as exhibits to such Current Report on Form 8-K this Agreement and the other Basic Documents, in the form required by the Exchange Act.

Section 5.11                                Acknowledgement and Agreement Regarding Short Sales.  Each Purchaser understands and acknowledges, severally and not jointly with any other Purchaser, that the Commission currently takes the position that coverage of short sales of securities “against the box” prior to the effective date of a registration statement is a violation of Section 5 of the Securities Act.  Each Purchaser agrees, severally and not jointly, that it will not engage in any Short Sales that result in the disposition of the Units acquired hereunder by the Purchaser until such time as the Shelf Registration Statement (as defined in the Registration Rights Agreement) is declared effective (it being understood that the entering into of a total return swap should not be considered a Short Sale of Units); provided, however, this Section 5.11 shall not apply, in the case of a Purchaser that is a large multi-unit investment or commercial banking organization, to activities in the normal course of trading units of such Purchaser other than the Participating Unit, so long as such other units are not acting on behalf of the Participating Unit and have not been provided with confidential information regarding the Partnership by the Participating Unit.  No Purchaser makes any representation, warranty or covenant hereby that it will not engage in Short Sales in the securities of the Partnership otherwise owned by such Purchaser or borrowed from a broker after the date the press release contemplated by this Agreement is issued by the Partnership.

ARTICLE VI

CLOSING CONDITIONS

Section 6.01                                Conditions to the Closing.

(a)           Mutual Conditions.  The respective obligation of each Party to consummate the purchase and issuance and sale of the Restricted Units shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by a particular Party on behalf of itself in writing, in whole or in part, to the extent permitted by applicable Law):

(i)           no Law shall have been enacted or promulgated, and no action shall have been taken, by any Governmental Authority of competent jurisdiction which temporarily, preliminarily or permanently restrains, precludes, enjoins or otherwise prohibits the consummation of the transactions contemplated by this Agreement or makes the transactions contemplated by this Agreement illegal; and

(ii)           there shall not be pending any Action by any Governmental Authority seeking to restrain, preclude, enjoin or prohibit the transactions contemplated by this Agreement.

(b)           Each Purchaser’s Conditions.  The respective obligation of each Purchaser to consummate the purchase of its Restricted Units shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by a particular Purchaser on behalf of itself in writing, in whole or in part, to the extent permitted by applicable Law):

(i)           the Partnership shall have performed and complied with the covenants and agreements contained in this Agreement that are required to be performed and complied with by the Partnership on or prior to the Closing Date;

(ii)           the representations and warranties of the Partnership contained in this Agreement that are qualified by materiality or Partnership Material Adverse Effect shall be true and correct when made and as of the Closing Date and all other representations and warranties shall be true and correct in all material respects when made and as of the Closing Date, in each case as though made at and as of the Closing Date (except that representations made as of a specific date shall be required to be true and correct as of such date only);

(iii)           since the date of this Agreement, no Partnership Material Adverse Effect shall have occurred and be continuing;

(iv)           the Partnership shall have submitted to the NASDAQ Global Select Market a Notification Form: Listing of Additional Units with respect to the Restricted Units and no notice of delisting from the NASDAQ Global Select Market shall have been received by the Partnership with respect to the Units; and

(v)           the Partnership shall have delivered, or caused to be delivered, to the Purchasers at the Closing, the Partnership’s closing deliveries described in Section 6.02.

(c)           The Partnership’s Conditions.  The obligation of the Partnership to consummate the sale of the Restricted Units to each of the Purchasers shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions with respect to each Purchaser individually and not the Purchasers jointly (any or all of which may be waived by the Partnership in writing, in whole or in part, to the extent permitted by applicable Law):

(i)           each Purchaser shall have performed and complied with the covenants and agreements contained in this Agreement that are required to be performed and complied with by that Purchaser on or prior to the Closing Date;

(ii)           the representations and warranties of each Purchaser contained in this Agreement that are qualified by materiality or Purchaser Material Adverse Effect shall be true and correct when made and as of the Closing Date and all other representations and warranties of the Purchasers shall be true and correct in all material respects when made and as of the Closing Date, in each case as though made at and as of the Closing Date (except that representations made as of a specific date shall be required to be true and correct as of such date only);

(iii)           since the date of this Agreement, no Purchaser Material Adverse Effect shall have occurred and be continuing; and

(iv)           each Purchaser shall have delivered, or caused to be delivered, to the Partnership at the Closing, such Purchaser’s closing deliveries described in Section 6.03.

Section 6.02                                Partnership Deliveries.  At the Closing, subject to the terms and conditions of this Agreement, the Partnership will deliver, or cause to be delivered, to each Purchaser:

(a)           The Restricted Units by delivering certificates (bearing the legend set forth in Section 4.08 and meeting the requirements of the Partnership Agreement) evidencing such Restricted Units at the Closing, all free and clear of any Liens, encumbrances or interests of any other party other than restrictions on transfer imposed by federal and state securities Laws and those imposed by such Purchaser; provided, however, that such certificates representing the Restricted Units may be delivered within seven (7) Business Days of the Closing Date;

(b)           Copies of (i) the Certificate of Limited Partnership of the Partnership and (ii) the Certificate of Formation of the General Partner, each certified by the Secretary of State of the State of Delaware, dated as of a recent date, and as certified pursuant to Section 6.02(h);

(c)           A certificate of the Secretary of State of the State of Delaware, dated as of a recent date, that each of the Partnership and the General Partner is in good standing;

(d)           A cross-receipt, dated the Closing Date, executed by the Partnership and delivered to each Purchaser certifying that it has received the Commitment Purchase Amount with respect to the Restricted Units issued and sold to such Purchaser;

(e)           The Registration Rights Agreement in substantially the form attached to this Agreement as Exhibit A, which shall have been duly executed by the Partnership;

(f)           An opinion addressed to the Purchasers from legal counsel to the Partnership, dated the Closing Date, substantially similar in substance to the form of opinion attached to this Agreement as Exhibit B;

(g)           An Officer’s Certificate substantially in the form attached to this Agreement as Exhibit C; and

(h)           A certificate of the Secretary or Assistant Secretary of the General Partner, on behalf of itself and the Partnership, certifying as to (i) the Certificate of Limited Partnership of the Partnership; (ii) the Certificate of Formation of the General Partner; (iii) the Partnership Agreement; (iv) the limited liability company agreement of the General Partner; (v) board resolutions authorizing the execution and delivery of the Basic Documents and the consummation of the transactions contemplated thereby and hereby; and (vi) the incumbent officers authorized to execute the Basic Documents, setting forth the name and title and bearing the signatures of such officers.

Section 6.03                                Purchaser Deliveries.  At the Closing, subject to the terms and conditions of this Agreement, each Purchaser will deliver, or cause to be delivered:

(a)           payment to the Partnership of such Purchaser’s Commitment Purchase Amount by wire transfer(s) of immediately available funds;

(b)           the Registration Rights Agreement in substantially the form attached to this Agreement as Exhibit A, which shall have been duly executed by such Purchaser;

(c)           a cross-receipt, dated the Closing Date, executed by such Purchaser and delivered to the Partnership certifying that such Purchaser has received certificates evidencing the number of Restricted Units set forth below the name of such Purchaser on the attached signature pages; and

(d)           an Officer’s Certificate substantially in the form attached to this Agreement as Exhibit D.

ARTICLE VII

INDEMNIFICATION, COSTS AND EXPENSES

Section 7.01                                Indemnification by the Partnership.  The Partnership agrees to indemnify each Purchaser and its Representatives (collectively, “Purchaser Related Parties”) from, and hold each of them harmless against, any and all losses, actions, suits, proceedings (including any investigations, litigation or inquiries), demands and causes of action, and, in connection therewith, and promptly on demand, pay and reimburse each of them for all costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, including the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of, or in any way related to the breach of any of the representations, warranties or covenants of the Partnership contained herein; provided that such claim for indemnification relating to a breach of a representation or warranty is made prior to the expiration of such representation or warranty; and provided further, that no Purchaser Related Party shall be entitled to recover special, consequential (including lost profits) or punitive damages.  Notwithstanding anything to the contrary, consequential damages shall not be deemed to include diminution in value of the Restricted Units, which is specifically included in damages covered by Purchaser Related Parties’ indemnification.

Section 7.02                                Indemnification by Purchasers.  Each Purchaser agrees, severally and not jointly, to indemnify the Partnership, the General Partner and their respective Representatives (collectively, “Partnership Related Parties”) from, and hold each of them harmless against, any and all losses, actions, suits, proceedings (including any investigations, litigation, or inquiries), demands and causes of action and, in connection therewith, and promptly upon demand, pay and reimburse each of them for all costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of, or in any way related to the breach of any of the representations, warranties or covenants of such Purchaser contained herein; provided that such claim for indemnification relating to a breach of a representation or warranty is made prior to the expiration of such representation or warranty; and provided further, that no Partnership Related Party shall be entitled to recover special, consequential (including lost profits) or punitive damages.

Section 7.03                                Indemnification Procedure.  Promptly after any Partnership Related Party or Purchaser Related Party (hereinafter, the “Indemnified Party”) has received notice of any indemnifiable claim hereunder, or the commencement of any action or proceeding by a third party, which the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement, the Indemnified Party shall give the indemnitor hereunder (the “Indemnifying Party”) written notice of such claim or the commencement of such action or proceeding, but failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure. Such notice shall state the nature and the basis of such claim to the extent then known.  The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel who shall be reasonably acceptable to the Indemnified Party, any such matter as long as the Indemnifying Party pursues the same diligently and in good faith. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in all commercially reasonable respects in the defense thereof and the settlement thereof. Such cooperation shall include furnishing the Indemnifying Party with any books, records and other information reasonably requested by the Indemnifying Party and in the Indemnified Party’s possession or control.  Such cooperation of the Indemnified Party shall be at the cost of the Indemnifying Party.  After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled (i) at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof and (ii) if (A) the Indemnifying Party has failed to assume the defense or employ counsel reasonably acceptable to the Indemnified Party or (B) if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and counsel to the Indemnified Party shall have concluded that there may be reasonable defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, then the Indemnified Party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred.  Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not settle any indemnified claim without the consent of the Indemnified Party, unless the settlement thereof imposes no liability or obligation on, involves no admission of wrongdoing or malfeasance by, and includes a complete release from liability of, the Indemnified Party.

ARTICLE VIII

MISCELLANEOUS

Section 8.01                                Interpretation.  Article, Section, Schedule, and Exhibit references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.”  Whenever any Party has an obligation under the Basic Documents, the expense of complying with such obligation shall be an expense of such Party unless otherwise specified therein.  Whenever any determination, consent or approval is to be made or given by a Purchaser under the Basic Documents, such action shall be in such Purchaser’s sole discretion unless otherwise specified therein.  If any provision in the Basic Documents is held to be illegal, invalid, not binding, or unenforceable, such provision shall be fully severable and the Basic Documents shall be construed and enforced as if such illegal, invalid, not binding, or unenforceable provision had never comprised a part of the Basic Documents, and the remaining provisions shall remain in full force and effect. The Basic Documents have been reviewed and negotiated by sophisticated parties with access to legal counsel and shall not be construed against the drafter.

Section 8.02                                Survival of Provisions.  The representations and warranties set forth in Sections 3.02, 3.04, 3.06, 3.07, 3.12, 3.13, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09 and 4.10 of this Agreement shall survive the execution and delivery of this Agreement indefinitely, and the other representations and warranties set forth in this Agreement shall survive for a period of twelve (12) months following the Closing Date regardless of any investigation made by or on behalf of the Partnership or any Purchaser.  The covenants made in this Agreement or any other Basic Document shall survive the closing of the transactions described herein and remain operative and in full force and effect regardless of acceptance of any of the Restricted Units and payment therefor and repayment, conversion or repurchase thereof. All indemnification obligations of the Partnership and the Purchasers pursuant to this Agreement and the provisions of Article VII shall remain operative and in full force and effect unless such obligations are expressly terminated in a writing by the Parties, regardless of any purported general termination of this Agreement.

Section 8.03                                No Waiver; Modifications in Writing.

(a)           Delay.  No failure or delay on the part of any Party in exercising any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any right, power, or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a Party at Law or in equity or otherwise.

(b)           Specific Waiver.  Except as otherwise provided herein, no amendment, waiver, consent, modification, or termination of any provision of this Agreement or any other Basic Document shall be effective unless signed by each of Parties or each of the original signatories thereto affected by such amendment, waiver, consent, modification, or termination. Any amendment, supplement or modification of or to any provision of this Agreement or any other Basic Document, any waiver of any provision of this Agreement or any other Basic Document, and any consent to any departure by the Partnership from the terms of any provision of this Agreement or any other Basic Document shall be effective only in the specific instance and for the specific purpose for which made or given.  Except where notice is specifically required by this Agreement, no notice to or demand on the Partnership in any case shall entitle the Partnership to any other or further notice or demand in similar or other circumstances.

Section 8.04                                Binding Effect; Assignment

(a)           Binding Effect. This Agreement shall be binding upon the Partnership, each Purchaser, and their respective successors and permitted assigns.  Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the Parties to this Agreement and as provided in Article VII, and their respective successors and permitted assigns.

(b)           Assignment of Restricted Units. All or any portion of a Purchaser’s Restricted Units purchased pursuant to this Agreement may be sold, assigned or pledged by such Purchaser, subject to compliance with applicable securities Laws, Section 4.04, Section 5.02 and the Registration Rights Agreement.

(c)           Assignment of Rights. Each Purchaser under this Agreement may assign all or any portion of its rights hereunder without the consent of the Partnership to (i) any Affiliate of such Purchaser or (ii) in connection with a total return swap or similar transaction with respect to the Restricted Units purchased by such Purchaser; provided, in each case, the assignee shall be deemed to be a Purchaser hereunder with respect to such assigned rights and shall agree to be bound by the provisions of this Agreement.  Except as expressly permitted by this Section 8.04(c), such rights may not otherwise be transferred except with the prior written consent of the Partnership (which consent shall not be unreasonably withheld).

Section 8.05                                Aggregation of Restricted Units.  All Restricted Units held or acquired by Persons who are Affiliates of one another shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

Section 8.06                                Confidentiality and Non-Disclosure.  Notwithstanding anything herein to the contrary, each Purchaser that has entered into a confidentiality agreement in favor of the Partnership shall continue to be bound by such confidentiality agreement in accordance with the terms thereof.

Section 8.07                                Communications.  All notices and demands provided for hereunder shall be in writing and shall be given by regular mail, registered or certified mail, return receipt requested, telecopy, air courier guaranteeing overnight delivery, electronic mail or personal delivery to the addresses listed in Exhibit B of this Agreement or to such other address as the Partnership or such Purchaser may designate in writing.  All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; at the time of transmittal, if sent via electronic mail; upon actual receipt if sent by registered or certified mail, return receipt requested, or regular mail, if mailed; when receipt acknowledged, if sent via facsimile; and upon actual receipt when delivered by air courier guaranteeing overnight delivery.

Section 8.08                                Removal of Legend.  The Partnership, at its sole cost, shall remove the legend described in Section 4.08 from the certificates evidencing the Restricted Units at the request of a Purchaser submitting to the Partnership such certificates, together with an opinion of counsel of such Purchaser and other documentation, if required by the Partnership’s transfer agent, to the effect that such legend is no longer required under the Securities Act or applicable state securities Laws, as the case may be, unless the Partnership, with the advice of counsel, reasonably determines that such removal is inappropriate; provided that no opinion of counsel shall be required by the Partnership in the event a Purchaser is effecting a sale of such Restricted Units pursuant to and in accordance with Rule 144 under the Securities Act or an effective registration statement and (i) the transfer agent does not require an opinion of counsel or (ii) the Purchaser provides counsel to the Partnership with such certificates or other evidence reasonably requested in order for such counsel to render an opinion to the transfer agent.

Section 8.09                                Entire Agreement.  This Agreement, the other Basic Documents and any confidentiality agreement executed by a Purchaser in favor of the Partnership are intended by the Parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the Parties hereto and thereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein with respect to the rights granted by the Partnership or a Purchaser set forth herein and therein.  This Agreement, the other Basic Documents and any confidentiality agreement executed by a Purchaser in favor of the Partnership supersede all prior agreements and understandings between the Parties with respect to such subject matter.  The Schedules and Exhibits referred to herein and attached hereto are incorporated herein by this reference, and unless the context expressly requires otherwise, are incorporated in the definition of “Agreement.”

Section 8.10                                Governing Law.  This Agreement will be construed in accordance with and governed by the Laws of the State of New York without regard to principles of conflicts of Laws that would apply the substantive law of some other jurisdiction.

Section 8.11                                Execution in Counterparts.  This Agreement may be executed in any number of counterparts and by different Parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

Section 8.12                                Expenses.  The Partnership hereby covenants and agrees to reimburse counsel to the Purchasers, for reasonable and documented legal fees incurred in connection with the negotiation, execution, delivery and performance of the Basic Documents and the transactions contemplated thereby, such reimbursable amount not to exceed $75,000, subject to proration commensurate with each of the Purchaser’s Commitment Amount.  If any action at law or equity is necessary to enforce or interpret the terms of the Basic Documents, the prevailing party shall be entitled to reasonable attorney’s fees, out-of-pocket costs and necessary disbursements in addition to any other relief to which such party may be entitled.

Section 8.13                                Obligations Limited to Parties to Agreement.  Each of the Parties hereto covenants, agrees and acknowledges that no Person other than the Purchasers (and their permitted assignees) shall have any obligation hereunder and that, notwithstanding that one or more of the Purchasers may be a corporation, partnership or limited liability company, no recourse under this Agreement or the other Basic Documents or under any documents or instruments delivered in connection herewith or therewith shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the Purchaser or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the Purchasers or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, as such, for any obligations of the Purchasers under this Agreement or the other Basic Documents or any documents or instruments delivered in connection herewith or therewith or for any claim based on, in respect of or by reason of such obligation or its creation, except in each case for any assignee of a Purchaser hereunder.

Section 8.14                                Waiver of Preemptive Right by General Partner.  The General Partner hereby waives (for itself and on behalf of its Affiliates) its preemptive rights provided under Sections 5.2(b) and Section 5.8 of the Partnership Agreement with respect to the issuances of Partnership Securities pursuant to this Agreement.

Section 8.15                                Termination.

(a)           Notwithstanding anything herein to the contrary, this Agreement may be terminated at any time at or prior to the Closing by the mutual written consent of the Purchasers entitled to purchase a majority of the Restricted Units and the Partnership.

(b)           Notwithstanding anything herein to the contrary, this Agreement shall automatically terminate at any time at or prior to the Closing:

(i)           if a statute, rule, order, decree or regulation shall have been enacted or promulgated, or if any action shall have been taken by any Governmental Authority of competent jurisdiction which permanently restrains, precludes, enjoins or otherwise prohibits the consummation of the transactions contemplated by this Agreement or makes the transactions contemplated by this Agreement illegal; or

(ii)           if the Closing shall not have occurred on or before November 13, 2007.

(c)           In the event of the termination of this Agreement as provided in Sections 8.15(a) or 8.15(b), this Agreement shall forthwith become null and void.  In the event of such termination, there shall be no liability on the part of any Party hereto, except as set forth in Article VII of this Agreement and except with respect to the requirement to comply with any confidentiality agreement in favor of the Partnership; provided that nothing herein shall relieve any party from any liability or obligation with respect to any willful breach of this Agreement.

Section 8.16                                Exceptions.  Notwithstanding Sections 4.04, 4.12, 5.02, and 5.11 with respect to Morgan Stanley & Co., Inc. and its Affiliates, the restrictions or representations, as applicable, contained in Sections 4.04, 4.12, 5.02 and 5.11 shall only apply to Morgan Stanley Strategic Investments, Inc. of Morgan Stanley as currently configured, and shall not restrict or limit the activities of any area or division of Morgan Stanley & Co. or any of its Affiliates, other than Morgan Stanley Strategic Investments, Inc. of Morgan Stanley as currently configured.

 [Signature Pages to Follow.]

IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

LEGACY RESERVES L.P. By: Legacy Reserves GP, LLC, its General Partner

By:	/s/ Steven H. Pruett
Steven H. Pruett
President, Chief Financial Officer and Secretary

LEGACY RESERVES GP, LLC

By:	/s/ Steven H. Pruett
Steven H. Pruett
President, Chief Financial Officer and Secretary

Signature Page to Unit Purchase Agreement

PURCHASERS

Name of Purchaser:        Alerion Equities, LLC
Signature of Authorized Signatory of Purchaser:  /s/ Ronald J. Bangs
Name of Authorized Signatory:     Ronald J. Bangs
Title of Authorized Signatory: Chief Operating Officer of Hartz Capital, Inc., The Manager of
 Purchaser
Email Address of Purchaser:  noah.lerner@hartzcapital.com
Fax Number of Purchaser:     201-866-6387
Telephone Number of Purchaser:  201-272-6004
Address for Notice of Purchaser:   c/o Hartz Capital, Inc.
    400 Plaza Drive
    Secaucus, NJ  07094
    Attn:  Noah Lerner
Address for Delivery of Shares for Purchaser (if not same as address for notice):

Subscription Amount: $1,999,980.00

Units:  97,560

Signature Page to Unit Purchase Agreement

PURCHASERS

Name of Purchaser:   Calm Waters Partnership
Signature of Authorized Signatory of Purchaser:  /s/ Richard S. Strong
Name of Authorized Signatory:    Richard S. Strong
Title of Authorized Signatory:   Managing Partner
Email Address of Purchaser:  shollister@baraboogrowth.com
Fax Number of Purchaser:   414-453-9174
Telephone Number of Purchaser:    414-456-1136
Address for Notice of Purchaser:    115 S. 84th Street, Suite 200
    Milwaukee, WI  53214
    Attention:  Susan A. Hollister
Address for Delivery of Shares for Purchaser (if not same as address for notice):

   same

Subscription Amount: $3,733,419.00

Units:  182,118

Signature Page to Unit Purchase Agreement

PURCHASERS

Name of Purchaser:  Capital Ventures International by:  Heights Capital Management, Inc.
   its authorized agent
Signature of Authorized Signatory of Purchaser:  /s/ Martin Kobinger
Name of Authorized Signatory:     Martin Kobinger
Title of Authorized Signatory:   Investment Manager
Email Address of Purchaser: winer@sig.com and kobinger@sig.com
Fax Number of Purchaser:  415-403-6525
Telephone Number of Purchaser:  415-403-6500
Address for Notice of Purchaser:   c/o Heights Capital Management
  101 California Street, Suite 3250
  San Francisco, CA 94111
Address for Delivery of Shares for Purchaser (if not same as address for notice):

Subscription Amount: $2,870,000.00

Units:  140,000

Signature Page to Unit Purchase Agreement

PURCHASERS

Name of Purchaser:  Harvest Infrastructure Partners Fund LLC
Signature of Authorized Signatory of Purchaser:  /s/ Anthony Merhige
Name of Authorized Signatory:  Anthony Merhige
Title of Authorized Signatory:  CAO & General Counsel
Email Address of Purchaser:  amerhige@harvestmlp.com
Fax Number of Purchaser:  610-995-9775
Telephone Number of Purchaser:  610-341-9700
Address for Notice of Purchaser:  c/o Harvest Fund Advisors LLC
  485 Devon Park Drive, Suite 110
  Wayne, PA  19087
Address for Delivery of Shares for Purchaser (if not same as address for notice):

Subscription Amount: $1,179,980.00

Units:  57,560

Signature Page to Unit Purchase Agreement

PURCHASERS

Name of Purchaser:  Harvest Sharing LLC
Signature of Authorized Signatory of Purchaser:  /s/ Anthony Merhige
Name of Authorized Signatory:  Anthony Merhige
Title of Authorized Signatory:  CAO & General Counsel
Email Address of Purchaser: amerhige@harvestmlp.com
Fax Number of Purchaser:  610-995-9775
Telephone Number of Purchaser:  610-341-9700
Address for Notice of Purchaser:  c/o Harvest Fund Advisors LLC
  485 Devon Park Drive, Suite 110
  Wayne, PA  19087
Address for Delivery of Shares for Purchaser (if not same as address for notice):

Subscription Amount: $820,000.00

Units:  40,000

Signature Page to Unit Purchase Agreement

PURCHASERS

Name of Purchaser:  HITE Hedge LP
Signature of Authorized Signatory of Purchaser:  /s/ James Jampel
Name of Authorized Signatory:   James Jampel
Title of Authorized Signatory:  President
Email Address of Purchaser:   jjampel@HITEHedge.com
Fax Number of Purchaser:  208-694-0433
Telephone Number of Purchaser:  617-630-1992
Address for Notice of Purchaser: 215 Valentine Street
  Newton, MA  02465

Address for Delivery of Shares for Purchaser (if not same as address for notice):

  Lehman Brothers
  Attention:  Daniel Pan
  HITE Hedge LP
  399 Park Avenue
  New York, NY  10022

Subscription Amount: $1,545,700.00

Units:  75,400

Signature Page to Unit Purchase Agreement

PURCHASERS

Name of Purchaser:  HITE MLP LP
Signature of Authorized Signatory of Purchaser:  /s/ James Jampel
Name of Authorized Signatory:   James Jampel
Title of Authorized Signatory:  President
Email Address of Purchaser:   jjampel@HITEHedge.com
Fax Number of Purchaser:  208-694-0433
Telephone Number of Purchaser:  617-630-1992
Address for Notice of Purchaser: 215 Valentine Street
  Newton, MA  02465

Address for Delivery of Shares for Purchaser (if not same as address for notice):

  Morgan Stanley
  Carmine Taglione
  Re:  HITE MLP LP
  2000 Westchester Avenue, Floor 1A North
  Purchase, NY  10577

Subscription Amount: $104,550.00

Units:  5,100

Signature Page to Unit Purchase Agreement

PURCHASERS

Name of Purchaser:  Lehman Brothers Inc.
Signature of Authorized Signatory of Purchaser:  /s/ Thomas Regazzi
Name of Authorized Signatory:    Thomas Regazzi
Title of Authorized Signatory:  Vice President
Email Address of Purchaser: wmaloney@lehman.com, cc: EqSwapsNY@lehman.com and
  mdanton@lehman.com
Fax Number of Purchaser:
Telephone Number of Purchaser:  212-526-1955
Address for Notice of Purchaser:  745 Seventh Avenue
  New York, New York 10019-6801
  Attn:  Managing Director, Equity Synthetics
Address for Delivery of Shares for Purchaser (if not same as address for notice):

  DTCC/New York window, A/C Lehman Brothers Inc.
  55 Water Street, 1st Floor, New York, New York 10041
  Attn:  Pat Hurley, Telephone 212-855-2400

Subscription Amount: $4,499,750.00

Units: 219,500

Signature Page to Unit Purchase Agreement

PURCHASERS

Name of Purchaser:  Morgan Stanley Strategic Investments, Inc.
Signature of Authorized Signatory of Purchaser:   /s/ Alan Thomas
Name of Authorized Signatory:  Alan Thomas
Title of Authorized Signatory:   Vice President
Email Address of Purchaser:  amanda.bixler@morganstanley.com
Fax Number of Purchaser:  646-290-2603
Telephone Number of Purchaser:  212-762-4707
Address for Notice of Purchaser:  1221 Avenue of the Americas
  New York, NY 10020

Address for Delivery of Shares for Purchaser (if not same as address for notice):

  same

Subscription Amount: $7,l64,750.00

Units:  349,500

Signature Page to Unit Purchase Agreement

PURCHASERS

Name of Purchaser:  Morgan Stanley Strategic Investments, Inc.
Signature of Authorized Signatory of Purchaser:   /s/ Alan Thomas
Name of Authorized Signatory:  Alan Thomas
Title of Authorized Signatory:   Vice President
Email Address of Purchaser:  amanda.bixler@morganstanley.com
Fax Number of Purchaser:  646-290-2603
Telephone Number of Purchaser:  212-762-4707
Address for Notice of Purchaser:  1221 Avenue of the Americas, 40th Floor
  New York, NY 10020

Address for Delivery of Shares for Purchaser (if not same as address for notice):

  same

Subscription Amount: $9,999,982.00

Units:  487,804

Signature Page to Unit Purchase Agreement

PURCHASERS

Name of Purchaser:  RCH Energy MLP Fund A, L.P.
  By: RCH Energy MLP Fund GP, L.P., Its General Partner
        By:  RR Advisors, LLC, Its General Partner
Signature of Authorized Signatory of Purchaser:  /s/ Robert Raymond
Name of Authorized Signatory:  Robert Raymond
Title of Authorized Signatory:  Sole-Member
Email Address of Purchaser: rraymond@rchenergy.com
Fax Number of Purchaser:   214-871-8683
Telephone Number of Purchaser:  214-871-8680
Address for Notice of Purchaser:  200 Crescent Court, Suite 1060
  Dallas, Texas 75201

Address for Delivery of Shares for Purchaser (if not same as address for notice):

Subscription Amount: $61,500.00

Units:  3,000

Signature Page to Unit Purchase Agreement

PURCHASERS

Name of Purchaser:  RCH Energy MLP Fund, L.P.
  By: RCH Energy MLP Fund GP, L.P., Its General Partner
        By:  RR Advisors, LLC, Its General Partner
Signature of Authorized Signatory of Purchaser:  /s/ Robert Raymond
Name of Authorized Signatory:  Robert Raymond
Title of Authorized Signatory:  Sole-Member
Email Address of Purchaser: rraymond@rchenergy.com
Fax Number of Purchaser:   214-871-8683
Telephone Number of Purchaser:  214-871-8680
Address for Notice of Purchaser:  200 Crescent Court, Suite 1060
  Dallas, Texas 75201

Address for Delivery of Shares for Purchaser (if not same as address for notice):

Subscription Amount: $4,938,491.00

Units:  240,902

Signature Page to Unit Purchase Agreement

PURCHASERS

Name of Purchaser:  RCH Energy Opportunity Fund II, L.P.
  By: RCH Energy Opportunity Fund II GP, L.P., Its General Partner
        By:  RR Advisors, LLC, Its General Partner
Signature of Authorized Signatory of Purchaser:  /s/ Robert Raymond
Name of Authorized Signatory:  Robert Raymond
Title of Authorized Signatory:  Sole-Member
Email Address of Purchaser: rraymond@rchenergy.com
Fax Number of Purchaser:   214-871-8683
Telephone Number of Purchaser:  214-871-8680
Address for Notice of Purchaser:  200 Crescent Court, Suite 1060
  Dallas, Texas 75201

Address for Delivery of Shares for Purchaser (if not same as address for notice):

Subscription Amount: $4,999,991.00

Units:  243,902

Signature Page to Unit Purchase Agreement

PURCHASERS

Name of Purchaser:  Salient Advisors
Signature of Authorized Signatory of Purchaser:  /s/ Bruce G. Garrison
Name of Authorized Signatory:  Bruce G. Garrison
Title of Authorized Signatory:  Director - REIT
Email Address of Purchaser:  jradcliffe@salientpartners.com
Fax Number of Purchaser:  713-993-4698
Telephone Number of Purchaser:  713-993-4689
Address for Notice of Purchaser:  4265 San Felipe, 8th Floor
  Houston, TX 77027

Address for Delivery of Shares for Purchaser (if not same as address for notice):

Subscription Amount: $799,992.00

Units:  39,024

Signature Page to Unit Purchase Agreement

PURCHASERS

Name of Purchaser:  Salient Trust Co.
Signature of Authorized Signatory of Purchaser:  /s/ Stephen M. Reckling
Name of Authorized Signatory:  Stephen M. Reckling
Title of Authorized Signatory:  Managing Director
Email Address of Purchaser:  sreckling@salientpartners.com
Fax Number of Purchaser:  713-993-4698
Telephone Number of Purchaser:  713-993-4622
Address for Notice of Purchaser:  4265 San Felipe, Suite 800
  Houston, TX 77027
  Attn:  Sherry Ashley
Address for Delivery of Shares for Purchaser (if not same as address for notice):

Subscription Amount: $1,200,008.50

Units:   58,537

Signature Page to Unit Purchase Agreement

PURCHASERS

Name of Purchaser:  Structured Finance Americas, LLC
Signature of Authorized Signatory of Purchaser:  /s/ Sunil Hariani / John Amone
Name of Authorized Signatory:  Sunil Hariani / John Amone
Title of Authorized Signatory:  Vice President/Vice President
Email Address of Purchaser:  sunil.hariani@db.com
Fax Number of Purchaser:  646-259-3264
Telephone Number of Purchaser:  212-250-6340
Address for Notice of Purchaser:  Structured Finance Americas, LLC
  c/o Deutsche Bank Securities, Inc.
  Attn:  Jessica Wingerath
  60 Wall Street, 14th Floor, New York, NY  10005
Address for Delivery of Shares for Purchaser (if not same as address for notice):

  Structured Finance Americas, LLC
  c/o Deutsche Bank Securities, Inc.
  Attn:  Angela Lescailli
  60 Wall Street, 14th Floor, New York, NY  10005

Subscription Amount: $4,999,991.00

Units:   243,902

Signature Page to Unit Purchase Agreement

PURCHASERS

Name of Purchaser:  Telemus Income Opportunity Fund LP
Signature of Authorized Signatory of Purchaser:  /s/ Gregory A. Reid
Name of Authorized Signatory:  Gregory A. Reid
Title of Authorized Signatory:  Managing Member
Email Address of Purchaser:  greg.reid@telemuscapital.com
Fax Number of Purchaser:  713-621-1774
Telephone Number of Purchaser:  713-621-1777
Address for Notice of Purchaser:  4400 Post Oak Parkway
  Houston, TX 77027
Address for Delivery of Shares for Purchaser (if not same as address for notice):

  Morgan Stanley & Co. Incorporated
  440 S. LaSalle St., One Financial Place
  Chicago, IL  60605
  Attn:  Stephen Jeffers
For Further Credit:
  Telemus Income Opportunity Fund, LP
  Account # 038C37515

Subscription Amount: $1,250,500.00

Units:   61,000

Signature Page to Unit Purchase Agreement

PURCHASERS

Name of Purchaser:  Tortoise Gas and Oil Corporation
Signature of Authorized Signatory of Purchaser:  /s/ Zachary A. Hamel
Name of Authorized Signatory:  Zachary A. Hamel
Title of Authorized Signatory:  Senior Vice-President
Email Address of Purchaser:  zhamel@tortoiseadvisors.com
Fax Number of Purchaser:  913-981-1021
Telephone Number of Purchaser:  913-981-1020
Address for Notice of Purchaser:  10801 Mastin Blvd., Ste. 222
  Overland Park, KS  66210

Address for Delivery of Shares for Purchaser (if not same as address for notice):

  US Bank, N.A.
  Attn:  David Neumann
  1555 North Rivercenter Drive, Suite 302
  Milwaukee, WI  53212

Subscription Amount: $14,999,993.50

Units:  731,707

Signature Page to Unit Purchase Agreement

PURCHASERS

Name of Purchaser:  Wingate Capital Ltd.
Signature of Authorized Signatory of Purchaser:  /s/ Matthew Hinerfeld
Name of Authorized Signatory:   Matthew Hinerfeld
Title of Authorized Signatory:  Managing Director and Deputy General Counsel
Email Address of Purchaser:  CitadelAgreementNotice@citadelgroup.com
Fax Number of Purchaser:  312-267-7300
Telephone Number of Purchaser:  312-395-2100
Address for Notice of Purchaser: c/o Citadel Limited Partnership
 131 South Dearborn Street
 Chicago, Illinois  60603
Address for Delivery of Shares for Purchaser (if not same as address for notice):

Subscription Amount: $7,499,986.50

Units:   365,853

Signature Page to Unit Purchase Agreement